Exhibit 99.1

Netlist Reports Full Year and Fourth Quarter 2025 Results

IRVINE, CALIFORNIA, March 3, 2026 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the full year and fourth quarter ended December 27, 2025.

Recent Highlights:

•	Net sales for fourth quarter of 2025 were $75.7 million, an increase of 79% compared to third quarter of 2025 and an increase of 121% compared to the fourth quarter of 2024. Net sales for full year 2025 were $188.6 million, an increase of 28% compared to last year.
•	Gross profit for fourth quarter of 2025 was $6.9 million, an increase of 2,620% compared to the same period last year. Full year gross profit was $11.4 million, an increase of 297% compared to last year.
•	Net Loss for the fourth quarter of 2025 improved by 82% compared to the same period last year. Net Loss for the full year improved by 54% compared to the same period last year.

“Netlist’s improved financial performance in 2025 was driven by the company’s execution in response to rapidly changing market conditions,” said Chief Executive Officer, C.K. Hong. “During the year, Netlist made significant progress across various product and IP initiatives. We secured important appellate wins on the validity of our patents and expanded enforcement actions covering DDR5 and HBM technologies. We continue to invest in R&D programs for next-generation memory technologies including MRDIMM and CXL NVDIMM. We enter 2026 well positioned to capitalize on this progress.”

Net sales for the fourth quarter ended December 27, 2025 were $75.7 million, compared to net sales of $34.3 million for the fourth quarter ended December 28, 2024. Gross profit for the fourth quarter ended December 27, 2025 was $6.9 million, compared to a gross profit of $0.3 million for the fourth quarter ended December 28, 2024.

Net sales for the full year ended December 27, 2025 were $188.6 million, compared to net sales of $147.1 million for the full year ended December 28, 2024. Gross profit for the full year ended December 27, 2025 was $11.4 million, compared to a gross profit of $2.9 million for the full year ended December 28, 2024.

Net loss for the fourth quarter ended December 27, 2025 was ($2.2) million, or ($0.01) per share, compared to a net loss of ($12.7) million in the same prior year period, or ($0.05) per share. These results include stock-based compensation expense of $0.7 million and $0.8 million for the quarters ended December 27, 2025 and December 28, 2024, respectively.

Net loss for the full year ended December 27, 2025 was ($24.8) million, or ($0.09) per share, compared to a net loss in the same prior year period of ($53.9) million, or ($0.21) per share. These results include stock-based compensation expense of $3.4 million and $4.4 million for the full years ended December 27, 2025 and December 28, 2024, respectively.

As of December 27, 2025, cash, cash equivalents and restricted cash were $42.1 million, total assets were $49.5 million, working capital deficit was ($6.4) million, and stockholders’ deficit was ($5.2) million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, March 3, 2026 at 12:00 p.m. Eastern Time to review Netlist’s results for the full year and fourth quarter ended December 27, 2025. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions. With a rich portfolio of patented technologies, Netlist's inventions are foundational to the advancement of AI computing. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release include, without limitation, statements about Netlist’s ability to execute on its strategic initiatives, its positioning to capitalize on market trends, the results of pending litigations and Netlist’s ability to successfully defend its intellectual property. Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance and reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks that Netlist may not be able to collect the substantial amount in damages previously awarded to it in its litigations (appeals in general could cause a lengthy delay in Netlist’s ability to collect damages awards, could overturn the verdicts or reduce the damages awards); risks that Netlist will suffer adverse outcomes in its litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist’s industry; and general economic, political and market conditions, factory slowdowns and/or shutdowns, and changes in international trade and tariff policies. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC on March 28, 2025, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In particular, you are encouraged to review the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2025 that will be filed with the SEC for any revisions or updates to the information in this release. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

Investor Relations Contacts:

Mike Smargiassi
The Plunkett Group
NLST@theplunkettgroup.com
(212) 739-6729

Gail M. Sasaki
Netlist, Inc., Chief Financial Officer
gsasaki@netlist.com
(949) 435-0025

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) (Unaudited)

	December 27,	December 28,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$31,782	$22,507
Restricted cash	10,300	12,100
Accounts receivable, net	2,411	1,671
Inventories	3,383	2,744
Prepaid expenses and other current assets	332	733
Total current assets	48,208	39,755

Property and equipment, net	300	517
Operating lease right-of-use assets	541	1,101
Other assets	428	466
Total assets	$49,477	$41,839

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$20,612	$42,307
Revolving line of credit	1,788	1,230
Accrued payroll and related liabilities	852	808
Deferred revenue	30,570	40
Other current liabilities	818	2,675
Total current liabilities	54,640	47,060
Operating lease liabilities	23	641
Other liabilities	17	186
Total liabilities	54,680	47,887

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	308	273
Additional paid-in capital	357,001	331,367
Accumulated deficit	(362,512)	(337,688)
Total stockholders’ deficit	(5,203)	(6,048)
Total liabilities and stockholders’ deficit	$49,477	$41,839

NETLIST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Year Ended
	December 27,	December 28,	December 27,	December 28,
	2025	2024	2025	2024
Net sales	$75,715	$34,275	$188,630	$147,103
Cost of sales(1)	68,805	34,021	177,190	144,219
Gross profit	6,910	254	11,440	2,884
Operating expenses:
Research and development(1)	948	1,077	3,496	8,064
Intellectual property legal fees	4,689	9,555	20,231	37,958
Selling, general and administrative(1)	3,619	2,737	13,223	12,090
Total operating expenses	9,256	13,369	36,950	58,112
Operating loss	(2,346)	(13,115)	(25,510)	(55,228)
Other income, net:
Interest income, net	63	252	522	1,048
Other income, net	34	149	164	316
Total other income, net	97	401	686	1,364
Loss before provision for income taxes	(2,249)	(12,714)	(24,824)	(53,864)
Provision for income taxes	—	—	—	1
Net loss	$(2,249)	$(12,714)	$(24,824)	$(53,865)

Loss per common share:
Basic and diluted	$(0.01)	$(0.05)	$(0.09)	$(0.21)
Weighted-average common shares outstanding:
Basic and diluted	305,865	270,089	286,638	259,904

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$21	$17	$83	$99
Research and development	114	110	552	908
Selling, general and administrative	559	677	2,803	3,429
Total stock-based compensation	$694	$804	$3,438	$4,436